                                                                     Exhibit 1-A

                                       $

                            DUKE ENERGY CORPORATION

                      FIRST AND REFUNDING MORTGAGE BONDS,
                                 % SERIES DUE

                            UNDERWRITING AGREEMENT






Gentlemen:

  1. Introductory. DUKE ENERGY CORPORATION, a North Carolina corporation
("Corporation"), proposes to issue and sell $        aggregate principal amount
of First and Refunding Mortgage Bonds,    % Series Due    ("Bonds"), to be
issued pursuant to the provisions of a First and Refunding Mortgage, dated as of December 1, 1927 ("Original Indenture"), from the Corporation to The Chase Manhattan Bank, successor Trustee, as amended and supplemented by various
supplemental indentures, including the supplemental indenture dated as of      ,
      (the Original Indenture, as so amended and supplemented, being hereinafter called the "Mortgage"), and hereby agrees with the several Underwriters herein after named ("Underwriters") as follows:

  2. Representations and Warranties of the Corporation. The Corporation represents and warrants to, and agrees with, the several Underwriters that:

    (a) A registration statement (No.   ), including a prospectus, relating
  to the Bonds has been filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 (the "1933 Act"). Such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form, and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the 1933 Act being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and including the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; and the final prospectus relating to the Bonds, in the form first filed pursuant to Rule 424(b) under the 1933 Act, being hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Corporation filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement).

    (b) The Registration Statement conforms and the Prospectus will conform in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder ("1933 Act Regulations"), and the Registration Statement does not and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in any such document based upon written information furnished to the Corporation by any Underwriter specifically for use therein.

    (c) The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and any documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

    (d) The compliance by the Corporation with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Corporation or any of its Principal Subsidiaries (as hereinafter defined) is a party or by which any of them or their respective property is bound or to which any of their property or assets is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-Laws of the Corporation or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or its Principal Subsidiaries or any of their respective property; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Corporation of the transactions contemplated by this Agreement, except for authorization by the North Carolina Utilities Commission and The Public Service Commission of South Carolina and the registration under the 1933 Act of the Bonds and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Bonds by the Underwriters.

    (e) Each of Duke Capital Corporation, PanEnergy Corp, Panhandle Eastern Pipe Line Company, Texas Eastern Transmission Corporation, Trunkline Gas Company and Algonquin Gas Transmission Company, each a Delaware corporation (and herein called a "Principal Subsidiary"), is a direct or indirect wholly-owned subsidiary of the Corporation.

  3. Purchase, Sale and Delivery of Bonds. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Corporation agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Corporation, at a purchase price of % of the principal amount of the Bonds, plus accrued interest from , to the Closing Date (as hereinafter defined), the respective principal amount of Bonds set forth opposite the names of the Underwriters in Schedule A hereto plus the respective principal amount of additional Bonds which each such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof.

  Payment of the purchase price for the Bonds to be purchased by the Underwriters shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, N.Y., or at such other place as shall be mutually agreed upon by you and the Corporation, at 10:00 A.M., New York City time, on
       ,     (unless postponed in accordance with the provisions of Section
8) or such other time not later than three full business days after such date as shall be agreed upon by you and the Corporation (the "Closing Date"). Payment shall be made to the Corporation by certified or official bank check or checks in New York Clearing House or similar next day funds, payable to the order of the Corporation, against delivery to you of the Bonds. The Bonds shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Date.

  4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Bonds for sale to the public as set forth in the Prospectus.

  5. Covenants of the Corporation. The Corporation covenants and agrees with the several Underwriters that:

    (a) The Corporation will advise you promptly of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

    (b) If at any time when a prospectus relating to the Bonds is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the 1933 Act, the Corporation promptly will prepare and file with the Commission an amendment, supplement or an appropriate document pursuant to Section 13 or 14 of the 1934 Act which will correct such statement or omission or which will effect such compliance.

    (c) The Corporation, during the period when a prospectus relating to the Bonds is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

    (d) The Corporation will make generally available to its security holders, in each case as soon as practicable but not later than 60 days after the close of the period covered thereby, earnings statements (in form complying with the provisions of Section 11(a) of the 1933 Act, which need not be certified by independent certified public accountants unless required by the 1933 Act) covering (i) a twelve-month period beginning not later than the first day of the Corporation's fiscal quarter next following the effective date of the Registration Statement and (ii) a twelve-month period beginning not later than the first day of the Corporation's fiscal quarter next following the date of this Agreement.

    (e) The Corporation will furnish to you, without charge, copies of the
  Registration Statement (    of which will be signed and will include all
  exhibits other than those incorporated by reference), the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

    (f) The Corporation will arrange or cooperate in arrangements for the qualification of the Bonds for sale under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Corporation shall not be required to qualify as a foreign corporation or to file any general consents to service of process under the laws of any state where it is not now so subject.

    (g) The Corporation will not, during the period beginning from the date
  hereof and continuing to and including the date       days after the date
  hereof, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Bonds, any security convertible into or exchangeable for the Bonds or any debt security substantially similar to the Bonds (except for the Bonds issued pursuant to this Agreement), without your prior written consent.

    (h) The Corporation will pay all expenses incident to the performance of its obligations under this Agreement including (i) the printing and filing of the Registration Statement and the printing of this Agreement and the Blue Sky Survey, (ii) the issuance and delivery of the Bonds as specified herein, (iii) the fees and disbursements of counsel for the Underwriters in connection with the qualification of the Bonds under the securities laws of any jurisdiction in accordance with the provisions of Section 5(f) and in connection with the preparation of the Blue Sky Survey, such fees not to exceed $5,000, (iv) the printing and delivery to the Underwriters, in quantities as hereinabove referred to, of copies of the Registration
  Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, (v) any fees charged by independent rating agencies for rating the Bonds, (vi) any fees and expenses in connection with the listing of the Bonds on the New York Stock Exchange and (vii) any filing fee required by the National Association of Securities Dealers, Inc.

   6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Bonds will be subject to the accuracy of the representations and warranties on the part of the Corporation herein, to the accuracy of the statements of officers of the Corporation made pursuant to the provisions hereof, to the performance by the Corporation of its obligations hereunder and to the following additional conditions precedent:

     (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Corporation or you, shall be threatened by the Commission.

     (b) Prior to the Closing Date, the rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group to (i) any debt securities or preferred stock of the Corporation or (ii) any trust preferred securities of Duke Energy Capital Trust I as of the date of this Agreement shall not have been lowered.

     (c) Since the respective most recent dates as of which information is given in the Prospectus and up to the Closing Date, there shall not have been any material adverse change in the condition of the Corporation, financial or otherwise, except as reflected in or contemplated by the Prospectus, and, since such dates and up to the Closing Date, there shall not have been any material transaction entered into by the Corporation other than transactions contemplated by the Prospectus and transactions in the ordinary course of business.

     (d) You shall have received an opinion of Robert S. Lilien, Esq., General Counsel, Corporate and Energy Services, to the Corporation, dated the Closing Date, to the effect that:

       (i) The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus.

       (ii) Each of the Corporation and the Principal Subsidiaries is duly qualified to do business in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure to so qualify, considering all such cases in the aggregate, does not have a material adverse effect on the business, properties, financial position or results of operations of the Corporation and its subsidiaries taken as a whole.

        (iii) The Mortgage has been duly authorized, executed and delivered by the Corporation and is a legal, valid and enforceable instrument in accordance with its terms, except (x) as the same may be limited by the laws of the States of North Carolina and South Carolina (in which States such counsel is advised all physical property of the Corporation subject to the Mortgage is located except for certain interconnection lines) with respect to or affecting the remedies to enforce the security provided by the Mortgage, which laws do not, in the opinion of such counsel, make inadequate the remedies necessary for the realization of the benefits of such security, and by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights, and (y) that the provisions of the Mortgage subjecting to the lien thereof the revenues and income from the mortgaged property may not be effective prior to the delivery or taking of possession of such revenues or income or of the mortgaged property by or on behalf of the bondholders.

       (iv) The Bonds have been duly authorized by all necessary corporate action and, when the same have been executed and authenticated as specified in the Mortgage and delivered to the Underwriters against payment of the consideration therefor specified in this Agreement, will be legal, valid and binding obligations of the Corporation enforceable in accordance with their terms, except, in each case, as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights, and are entitled to the benefits and security afforded by the Mortgage in accordance with the terms of the Mortgage and the Bonds, except as set forth in paragraph (iii) above.

       (v) The Corporation has good title to all properties owned by it, subject only (a) to the lien of the Mortgage, (b) to permitted encumbrances as defined in the Mortgage, (c) to minor exceptions and defects which do not, in the aggregate, in the opinion of such counsel, materially interfere with the use by the Corporation of such properties for the purposes for which they are held, materially detract from the value of said properties or in any material way impair the security afforded by the Mortgage, and (d) in the case of the Corporation's existing hydroelectric plants, to provisions of licenses issued by the Federal Power Commission or the Federal Energy Regulatory Commission and to the provisions of the Federal Power Act.

       (vi) The Mortgage complies as to form with all applicable laws of the States wherein the properties subjected or intended to be subjected to the lien of the Mortgage are located, including all applicable recording laws, and constitutes a valid, direct first mortgage lien on all properties and franchises purported to be owned by the Corporation, except such property as is specifically excepted from the lien thereof, subject only to the liens, charges and encumbrances stated in paragraph (v) above; all fixed electric properties hereafter acquired by the Corporation will, upon such acquisition, become subject to the lien of the Mortgage, subject, however, to liens or charges of the character permitted to exist by the Mortgage, and to liens, if any, existing or placed on such property at the time of the acquisition thereof by the Corporation, and the description of such property and franchises in the Mortgage is adequate to constitute the same a lien on such property and franchises of the Corporation except as aforesaid.

       (vii) The Corporation holds valid and subsisting franchises, licenses and permits in all communities wherein it operates its properties, which are free from unduly burdensome restrictions, are individually satisfactory and vest in the Corporation adequate authority to operate its public utility system therein, except that in a few municipalities the Corporation is operating either without franchises or with franchises the validity of which might possibly be called into question; in the opinion of such counsel, however, the Corporation's franchises, licenses and permits relating to its public utility business, as a system, are satisfactory for the adequate conduct of the business of the Corporation in the territory which it serves, the rights of the Corporation to maintain transmission lines through unincorporated communities and over public lands not located in incorporated communities and over private rights of way are, as a system, satisfactory for the adequate conduct of the business of the Corporation in the territory which it serves, and, as a public utility corporation operating under the laws of the States of North Carolina and South Carolina, the Corporation has adequate rights to operate its system.

       (viii) The Original Indenture and the supplemental indentures thereto,
    other than the supplemental indenture dated as of       ,   , have been duly
    recorded or filed for recordation in all such offices as are necessary to perfect and to preserve and protect the lien of the Mortgage upon the property intended to be subjected to the lien thereof, and upon the filing
    and recording of the supplemental indenture dated as of       ,   , no other
    recording or any periodic or other refiling or rerecording of the Mortgage is or will be required in order to perfect and to preserve and protect the lien of the Mortgage upon such property, and there are no mortgage, recording or other taxes required to be paid in connection with such filing and recording or in connection with the issuance of the Bonds other than customary filing and recording fees.

          (ix) The Registration Statement has become effective under the 1933 Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act.

          (x) This Agreement has been duly authorized, executed and delivered by the Corporation.

          (xi) The North Carolina Utilities Commission and The Public Service Commission of South Carolina have issued appropriate orders with respect to the issuance and sale of the Bonds in accordance with this Agreement, and, to the best of the knowledge of such counsel, such orders are still in effect; the issuance and sale of the Bonds to the Underwriters are in conformity with the terms of such orders; and no other authorization, approval or consent of any other governmental body (other than in connection or compliance with the provisions of the securities or Blue Sky laws of any jurisdiction) is legally required for the issuance and sale of the Bonds pursuant to this Agreement.

          (xii) The performance by the Corporation of this Agreement will not contravene any of the provisions of the Restated Articles of Incorporation or By-Laws of the Corporation.

          (xiii) The descriptions in the Registration Statement and the Prospectus of legal or governmental proceedings are accurate and fairly present the information required to be shown, and such counsel does not know of any litigation or any legal or governmental proceeding instituted or threatened against the Corporation or any of its subsidiaries or any of their respective properties that would be required to be disclosed in the Prospectus and is not so disclosed.

       Such counsel shall also state that nothing has come to his attention that has caused him to believe that the Registration Statement as of the date of effectiveness under the 1933 Act and the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission and at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may also state that, except as otherwise expressly provided in such opinion, he does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and does not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement and the Prospectus or as to the statement of the eligibility and qualification of the Trustee.

       In rendering the foregoing opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than North Carolina and may rely on the opinion of South Carolina counsel satisfactory to you as to matters of South Carolina law. Such counsel may also state that he has relied as to certain factual matters on information obtained from public officials, officers of the Corporation and other sources believed by him to be responsible.

     (e) You shall have received an opinion or opinions of Dewey Ballantine, counsel to the Corporation, dated the Closing Date, with respect to the matters set forth in (i), (iii), (iv) and (ix) through (xii) of Section 6(d) and to the further effect that:

          (i) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Bonds or the consummation by the Corporation of the transactions contemplated by this Agreement or the Mortgage, except for authorization by the North Carolina Utilities Commission and The Public Service Commission of South Carolina and such as have been obtained under the 1933 Act and the Trust Indenture Act of 1939 and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Bonds by the Underwriters.

          (ii) Each of the Principal Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus.

          (iii) The Mortgage is duly qualified under the Trust Indenture Act of 1939.

          (iv) The Registration Statement as of the date of effectiveness under the 1933 Act and the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and nothing has come to their attention that would lead them to believe that the Registration Statement as of the date of effectiveness under the 1933 Act (or if an amendment to such Registration Statement or an annual report on Form 10-K has been filed by the Corporation with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission and at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such opinion may state that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus except as otherwise expressly provided in such opinion and do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement and the Prospectus or as to the statement of the eligibility and qualification of the Trustee.

          (v) The statements made in the Prospectus under the captions "Description of the New Bonds" and "Certain Terms of the Offered Bonds," insofar as they purport to summarize provisions of documents specifically referred to therein, fairly present the information called for with respect thereto by Form S-3.

     In rendering the foregoing opinion or opinions, Dewey Ballantine LLP may state that such opinion or opinions are limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and that they are relying on the opinion of Robert S. Lilien, Esq. as to matters of North Carolina law and on the opinion of South Carolina counsel satisfactory to you as to matters of South Carolina law. In addition, such counsel may state that they have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed by them to be responsible and that the signatures on all documents examined by them are genuine, assumptions which such counsel have not independently verified.

     (f) You shall have received the opinion of Willkie Farr & Gallagher, counsel for the Underwriters, dated the Closing Date, with respect to the matters set forth in (i), (iii), (iv) and (ix) through (xi) of Section 6(d) and in (iii) through (v) of Section 6(e) and other related matters as you may require, and the Corporation shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving their opinion Willkie Farr & Gallagher may rely on the opinion of Robert S. Lilien, Esq. as to matters of North Carolina law and on the opinion of South Carolina counsel satisfactory to you as to matters of South Carolina law.

    (g) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension in trading in securities generally or of the securities of the Corporation or Duke Energy Capital Trust I on the New York Stock Exchange; or (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the outbreak of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this clause (g) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Bonds being delivered at the Closing Date on the terms and in the manner contemplated in the Prospectus. In such event there shall be no liability on the part of any party to any other party except for the expenses to be borne by the Corporation as provided in Section 5(h) hereof.

    (h) You shall have received a certificate of the Chairman of the Board, the President or any Vice President and a principal financial or accounting officer of the Corporation, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Corporation in this Agreement are true and correct, that the Corporation has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that the conditions specified in Section 6(b) and Section 6(c) have been satisfied, and that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

    (i) On the date of this Agreement, you shall have received letters dated the date hereof, in form and substance satisfactory to you, from the Corporation's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

     (j) At the Closing Date you shall have received from the Corporation's independent public accountants letters, dated the Closing Date, to the effect that such accountants reaffirm the statements made in the letters furnished pursuant to paragraph (i) of this Section 6, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

     The Corporation will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.


   7. Indemnification. (a) The Corporation agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act, as follows:

    (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the prospectus constituting a part of the Registration Statement in the form in which it became effective or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, such prospectus, or the Prospectus (or any amendment or supplement thereto);

    (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Corporation; and

    (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

  In no case shall the Corporation be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Corporation shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Corporation shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Corporation shall be entitled to participate at its own expense in the defense, or, if it so elects, within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Underwriter or Underwriters or controlling person or persons, or defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In any such suit, any Underwriter or any such controlling person shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Corporation and such Underwriter shall have mutually agreed to the employment of such counsel, or
(ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Corporation and such Underwriter or such controlling person shall have been advised by such counsel that a conflict of interest between the Corporation and such Underwriter or such controlling person may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and also the indemnified party (it being understood, however, that the Corporation shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and all such controlling persons, which firm shall be designated in writing by you). The Corporation agrees to notify you within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person who controls the Corporation within the meaning of
Section 15 of the 1933 Act, in connection with the sale of the Notes.

  (b) Each Underwriter severally agrees that it will indemnify and hold harmless the Corporation, its directors and each of the officers of the Corporation who signed the Registration Statement and each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act to the same extent as the indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, such prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Corporation by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), such Preliminary Prospectus, such prospectus or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Corporation or any person so indemnified based on the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, such prospectus or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Corporation, and the Corporation and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

  8. Default by One or More of the Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Bonds which it has agreed to purchase hereunder on the Closing Date, you may in your discretion arrange for you or another party or other parties to purchase such Bonds on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Bonds, then the Corporation shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Bonds on such terms. In the event that, within the respective prescribed periods, you notify the Corporation that you have so arranged for the purchase of such Bonds, or the Corporation notifies you that it has so arranged for the purchase of such Bonds, you or the Corporation shall have the right to postpone such Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Corporation agrees to file promptly any amendments to the Registration Statement or the Prospectus which may be required. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Bonds.

  (b) If, after giving effect to any arrangements for the purchase of the Bonds of a defaulting Underwriter or Underwriters by you or the Corporation as provided in subsection (a) above, the aggregate amount of such Bonds which remains unpurchased does not exceed one-eleventh of the aggregate amount of all the Bonds to be purchased at such Closing Date, then the Corporation shall have the right to require each non-defaulting Underwriter to purchase the amount of Bonds which such Underwriter agreed to purchase hereunder at such Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the amount of Bonds which such Underwriter agreed to purchase hereunder) of the Bonds of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

  (c) If, after giving effect to any arrangements for the purchase of the Bonds of a defaulting Underwriter or Underwriters by you or the Corporation as provided in subsection (a) above, the aggregate amount of such Bonds which remains unpurchased exceeds one-eleventh of the aggregate amount of all the Bonds to be purchased at such Closing Date, or if the Corporation shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Bonds of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Corporation, except for the expenses to be borne by the Corporation as provided in Section 5(h) hereof and the indemnity agreement in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

  9. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Corporation or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Corporation, or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Bonds.

  10. Reliance on Your Acts. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

  11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telecopied and confirmed to you
as the representatives in care of        at       , attention of
or, if sent to the Corporation, will be mailed, delivered or telecopied and confirmed to it at 422 South Church Street, Charlotte, N.C. 28202, telephone number (704) 382-5159, attention of Richard J. Osborne, Executive Vice President and Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 7 hereof shall be delivered or sent by mail or telecopy to such Underwriter at its address or telecopy number set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address or telecopy number will be supplied to the Corporation by you. Any such communications shall take effect upon receipt thereof.

  12. Business Day. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

  13. Successors. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Corporation and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and the officers and directors referred to in Section 7, and their respective successors, heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons, officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

  14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

  15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

  If the foregoing is in accordance with your understanding, kindly sign and return to us two counterparts hereof, and upon your acceptance on behalf of each of the Underwriters, this letter and such acceptance will become a binding agreement between the Corporation, on the one hand, and each of the Underwriters, on the other hand, in accordance with its terms. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Corporation for examination, but without warranty on your part as to the authority of the signers thereof.

                                              Very truly yours,

                                                 DUKE ENERGY CORPORATION


                                                 By: ___________________________



The foregoing Underwriting Agreement is
  hereby confirmed and accepted as of
  the date first above written.



By:____________________________________

                                   SCHEDULE A

                                                                PRINCIPAL AMOUNT
                                                                 OF BONDS TO BE
      UNDERWRITER                                                  PURCHASED
      -----------                                               ----------------

                                                                     -----
Total..........................................................      $
                                                                     =====